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                                                                     EXHIBIT 4.1

                            ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into as of the 24th day of May, 2002 by and between QUALITY PRODUCTS, INC. a Delaware corporation ("Buyer"), and SCHULER INCORPORATED, an Ohio corporation ("Seller").

                                     RECITAL

     Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, a certain metal milling machine owned by Seller and used in Seller's business, subject to the terms and conditions of this Agreement.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the mutual agreements and covenants hereinafter contained, the parties hereto agree as follows:

     Section 1. SALE AND PURCHASE OF ASSETS. On the terms and subject to the conditions herein expressed, Seller agrees to sell, transfer, assign and deliver to Buyer, and Buyer agrees to purchase, acquire and accept from Seller, on and as of the Closing Date (as defined in Section 4 hereof), all of Seller's right, title and interest as of the Closing Date in and to that certain metal milling machine used in Seller's business, which asset is more fully described on EXHIBIT A attached hereto (the "Mill").

     Section 2. RETAINED ASSETS. Other than the Mill, Buyer shall not purchase or obtain any right, title or interest of Seller in, to or under any of Seller's assets not described in Section 1, including, without limitation, the following: Seller's name, cash, accounts receivable, tax returns, advances owed to Seller, equipment and other fixed assets not described in EXHIBIT A (the "Retained Assets").

     Section 3. PURCHASE PRICE. The purchase price for the Mill shall be One Hundred Eighty Thousand Dollars ($180,000), to be paid by Buyer to Seller in thirty-six (36) equal monthly payments of $5,000 beginning July 1, 2002. Buyer's obligation shall be evidenced by a promissory note in the form attached hereto as EXHIBIT B (the "Note") and shall be secured by a Security Agreement in the form attached hereto as EXHIBIT C (the "Security Agreement").

     Section 4. THE CLOSING. The transaction contemplated by this Agreement shall be closed (the "Closing") at the offices of Porter, Wright, Morris & Arthur LLP, 41 S. High Street, Columbus, Ohio 4315 on May 24, 2002 (the "Closing Date"), or such other date or place as the parties may mutually agree.

     Section 5. SELLER'S DELIVERIES. Seller shall execute and deliver (or cause to be delivered) to Buyer the following at Closing:

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            (a)     a certificate of an officer of Seller, dated as of the
Closing Date, to the effect that the representations and warranties made by the Seller in this Agreement are true and correct as of the Closing;

            (b) a copy of the resolutions of the Board of Directors of Seller approving the consummation of the transaction contemplated by this Agreement;

            (c)     a bill of sale transferring the Mill;

     Section 6.     BUYER'S DELIVERIES. Buyer shall deliver the following at
Closing:

            (a) a certificate of an officer of Buyer, dated as of the Closing Date, to the effect that the representations and warranties made by the Buyer in this Agreement are true and correct as of the Closing;

            (b) a copy of the resolutions of the Board of Directors of Buyer approving this Agreement, the Note, the Security Agreement and consummation of the transaction contemplated by this Agreement;

            (c)     the Note;

            (d)     the Security Agreement; and

            (e)     the Unit Exemption Certificate referenced in Section 15.

     Section 7. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller hereby warrants and represents to and covenants with Buyer and its successors and assigns as follows:

            (a) ORGANIZATION AND QUALIFICATION. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio and has all requisite power and authority to own or lease and operate its properties and assets and to carry on its business as it is now being conducted.

            (b) VALIDITY AND EXECUTION. Seller has full legal right, capacity and power and all requisite authority and approval required to enter into, execute and deliver this Agreement and to perform fully Seller's obligations hereunder. This Agreement has been duly executed and delivered by Seller and constitutes the valid and binding obligation of Seller enforceable against Seller in accordance with its terms, subject to the qualifications that enforcement of the rights and remedies created hereby may be subject to (i) bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity.

            (c) NON-CONTRAVENTION. The execution and delivery of this Agreement by Seller and the consummation by Seller of the transactions contemplated hereby will not (1)

                                        2
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violate or conflict with any provision of the Articles of Incorporation or Code of Regulations of Seller or (2) result in the creation or imposition of any encumbrances in favor of any third person or entity upon the Mill.

            (d) TITLE TO MILL. Seller has, and pursuant to this Agreement will convey, sell, transfer and assign to Buyer, good and marketable title to the Mill, free and clear of liens, encumbrances, encroachments, defects of title, easements, licenses, covenants, leases, claims of third parties, security interests, mortgages, deeds of trust, pledges, agreements and rights of others.

     Section 8. REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer hereby warrants and represents to and covenants with Seller and its successors and assigns as follows:

            (a) ORGANIZATION AND QUALIFICATION. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own or lease and operate its properties and assets and to carry on its business as it is now being conducted.

            (b) VALIDITY AND EXECUTION. Buyer has full legal right, capacity and power and all requisite authority and approval required to enter into, execute and deliver this Agreement and to perform fully Buyer's obligations hereunder. This Agreement has been duly executed and delivered by Buyer and constitutes the valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms, subject to the qualifications that enforcement of the rights and remedies created hereby may be subject to (i) bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity.

            (c) NON-CONTRAVENTION. The execution and delivery of this Agreement by Buyer and the consummation of Buyer of the transactions contemplated hereby will not (1) violate or conflict with any provision of the Articles of Incorporation or By-Laws of Buyer or (2) result in any violation of, conflict with, or default (or an event which with notice or lapse of time or both would constitute a default) or loss of a benefit under, or permit the termination of or the acceleration of any obligation under, any material mortgage, indenture, lease, agreement or other instrument applicable to Buyer, or (3) result in the creation or imposition of any encumbrances in favor of any third person or entity upon any of the assets of Buyer, other than any such violation, conflict, default, loss, termination or acceleration that would not have a material adverse effect on its business or financial condition.

            (d) BROKERS. Buyer has not used any broker or finder in connection with the transactions contemplated hereby, and Buyer has not nor will have any liability or otherwise suffer or incur any loss as a result of or in connection with any brokerage or finder's fee or other commission of any person retained by Buyer in connection with any of the transactions

                                        3
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contemplated by this Agreement. Buyer agrees to indemnify and hold Seller harmless from the obligations owed to any broker claiming by or through Buyer.

     Section 9. REPRESENTATION AND WARRANTIES. All of the representations and warranties of the parties contained in Sections 7 and 8 shall, survive the Closing Date and remain in full force and effect for a period of three (3) years.

     Section 10. INDEMNIFICATION OF SELLER. Buyer agrees to defend, indemnify and hold Seller and its affiliates harmless from any and all liability, assessment, cost, expense and damage, including reasonable fees for consultants and attorneys, arising out of or resulting from any and all claims (whether or not groundless) and liabilities, of whatsoever nature, asserted against Seller or its affiliates arising out of or resulting from any of the following:

            (a) any breach of a warranty or representation made by Buyer in this Agreement or the non-performance of any covenant or obligation to be performed by Buyer pursuant to this Agreement;

            (b) any liability or obligation of Buyer, including, without limitation, any liability of Buyer relating to the Mill accruing after the Closing Date; and

            (c) any liability for personal and bodily injury, property damage or product warranty express or implied, arising or related to the use, operation or ownership of the Mill after the Closing Date.

            The obligations set forth in this Section 10 shall survive the Closing for a period of three (3) years; except for purposes of Section 13 which do not expire.

     Section 11. INSURANCE. The Buyer agrees to have and maintain insurance at all times with respect to the Mill in an amount not less than $180,000 (i) insuring against risks of fire (including so-called extended coverage), explosion, theft, sprinkler leakage and such other casualties, and (ii) insuring against liability for personal injury and property damage relating to the Mill, containing such terms, in such form, for such periods and written by such companies as may be satisfactory to Seller, such insurance to be payable to Seller and Buyers as their interests may appear. All policies of insurance shall provide for twenty (20) days' written minimum cancellation notice to Seller and, at request of Seller, shall be delivered to and held by Seller.

     Section 12. LIMITED WARRANTY. Seller makes no representation or warranty, express or implied, as to the merchantability or fitness for a particular purpose of the Mill. Seller warrants that, as of the Closing Date, the Mill is in good repair and operating condition, ordinary wear and tear excepted, and free from known defects. Seller agrees to indemnify Buyer for up to $10,000 with respect to damages incurred by Buyer solely as a result of Seller's breach of the limited warranty set forth in this Section 12 for the period of one (1) year following the Closing.

                                        4
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     Section 13.    CONTINUING OBLIGATION. Unless Buyer purchases the real
property upon which the Mill is located pursuant to Section 51 of the Property Lease between Buyer and Seller dated May 24, 2002, in the event that Buyer removes the Mill from its present location for any reason, Buyer agrees that Buyer shall cause the floor underneath the Mill (the "Floor") to be repaired or replaced to the extent necessary, including, but not limited to, the installation of steel beam supports, to ensure the Floor will support the same load capacity as the surrounding floor. The extent that Buyer is unwilling or unable to compete such repair or replacement within sixty (60) days following the removal of the Mill, Seller shall be permitted to undertake or cause to be undertaken such repair or replacement at Buyer's expense and Buyer shall become liable to Seller for the cost of such repair or replacement.

     Section 14. EXPENSES. Each party shall be obligated to pay its own legal, accounting and other fees and expenses incurred with respect to this Agreement and the transactions contemplated herein.

     Section 15. TAXES. Buyer shall bear sole responsibility and liability for any sales, use, transfer or similar taxes levied as a result of the sale of the Mill and shall provide such reasonable documentation as Seller may request with respect to any such taxes. Buyer shall deliver to Seller at closing on Ohio unit sales tax exemption certificate with respect to the purchase of the Mill.

     Section 16. APPLICABLE LAW AND VENUE; JURY WAIVER. This Agreement shall be construed and enforced in accordance with the laws of the State of Ohio, without reference to its choice of law rules. All claims arising from or in connection with this Agreement must be brought exclusively in the federal or state courts located in Franklin County, Ohio and the parties hereto expressly consent to such venue. ALL PARTIES TO THIS AGREEMENT WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY ON ANY MATTER WHATSOEVER ARISING OUT OF, IN CONNECTION WITH OR IN ANY WAY RELATED TO THIS AGREEMENT.

     Section 17. ENTIRE AGREEMENT. This Agreement and its Exhibits, and the documents to be executed or delivered at the Closing Date in connection herewith, constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, oral and written, among the parties hereto with respect to the subject matter hereof. No representation, warranty, promise, inducement or statement of intention has been made or relied upon by any party that is not embodied in this Agreement, and none of the parties shall be bound by, or be liable for, any alleged representation, warranty, promise, inducement or statement of intention not embodied herein.

     Section 18. CONSTRUCTION. The captions preceding the Sections and paragraphs in this Agreement have been inserted for convenience only and shall not be used to modify, expand or

                                        5
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construe any of the provisions of this Agreement. This Agreement may not be amended or modified in any way except in a writing signed by each of the parties hereto.

     Section 19. BINDING EFFECT. This Agreement shall be binding upon the heirs and successors of the respective parties hereto.

     Section 20. PARTIES IN INTEREST. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties hereto and their respective heirs, successors and permitted assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third party any right of subrogation over or action against any party to this Agreement.

     Section 21. NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given, if to:

     SELLER, to:
                    Schuler Incorporated
                    7145 Commerce Boulevard
                    Canton, Michigan 48187
                    Attn: Timothy A. McCaughey
                    Telephone: 734-207-7220

                    with copies to:

                    Porter, Wright, Morris & Arthur, LLP
                    41 South High Street, Suite 2800
                    Columbus, Ohio 43215
                    Attn: Lloyd G. DePew, Jr., Esq.
                    Telephone: 614-227-2159
                    Facsimile: 614-227-2000

                                        6
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     BUYER, to:
                    Quality Products, Inc.
                    560 W. Nationwide Boulevard
                    Columbus, Ohio 43215
                    Telephone: 614-228-0185

                    with copies to:

                    Baker and Hostetler LLP
                    Attn: Will Shearer
                    65 East State Street, Suite 2100
                    Columbus, Ohio 43215
                    Telephone: 614-228-1541
                    Facsimile: 614-462-2616

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

SELLER:                                  BUYER:

SCHULER INCORPORATED                     QUALITY PRODUCTS, INC.


By:                                      By:
   --------------------------------         ---------------------------------
Name:  Timothy A. McCaughey              Name:  Bruce Weaver
Title: President and CEO                 Title: President

                                        7
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EXHIBIT A

                                 PURCHASED ASSET

DESCRIPTION OF MILL:

     Cincinnati Floor Mill, 3 axis CNC X = 40', Y = 10', Z = 5'
     7" spindle with 20" quill (36" quill travel)
     Serial Number 4304-451549-75-001

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                                    EXHIBIT B

                                      NOTE

                                 PROMISSORY NOTE

$180,000                                                            May 24, 2002

     FOR VALUE RECEIVED, Quality Products, Inc., a Delaware corporation, (the "Undersigned") promises to pay to the order of Schuler Incorporated, an Ohio corporation, ("Schuler") the total sum of One Hundred Eighty Thousand Dollars ($180,000), which represents the purchase price as set forth on that certain Asset Purchase Agreement dated May 24, 2002 between the Undersigned and Schuler (the "Asset Purchase Agreement"). The Note shall be paid to Schuler in thirty-six (36) equal monthly installments of Five Thousand Dollars ($5,000) each, said payments to be made on the first day of each calendar month beginning July 1, 2002 or until the entire amount due on the Note is paid in full. The term "Holder" as used herein means the holder of this Note, including Schuler.

     Holder shall have the right to impose and the Undersigned agrees to pay a late charge of five percent (5%) of any payment of principal hereunder that is more than ten (10) days past due.

     All payments of the principal and any interest due on this Note shall be paid in lawful money of the United States of America to Schuler at 7145 Commerce Boulevard, Canton, Michigan 48187, or at such other place as the Holder may at any time or from time to time designate in writing to the Undersigned. Prepayment on this Note shall be permitted without penalty.

     Obligor (which term, as used herein, shall include the Undersigned and any endorser, guarantor, accommodation party and surety of this Note) hereby waives demand, presentment for payment, protest, notice of dishonor and of protest and agrees that at any time and from time to time and with or without consideration, the Holder may, without notice to or further consent of any Obligor and without in any manner releasing, lessening or affecting the obligations of any Obligor hereunder (a) release, surrender, waive, add, substitute, settle, exchange, compromise, modify, extend or grant indulgences with respect to, (i) this Note,
(ii) all or any part of any collateral or security for this Note, and (iii) any Obligor; and (b) grant any extension or other postponements of time of payment hereof. The Holder may (without notice to or consent of the Undersigned or any other Obligor and with or without consideration) release, compromise, settle with, or proceed against any one or more of the Undersigned or any other Obligor without releasing, lessening or affecting the obligations hereunder of the other or others of the Undersigned or any other Obligor.

     The occurrence of any one or more of the following events shall constitute a default under this Note: (a) except with the prior written consent of Schuler, which may be withheld for any reason in its discretion, the dissolution, liquidation or otherwise termination of the existence of the Undersigned; (b) the occurrence of an event of default under either of the following (i) the Lease Agreement (equipment) dated May 24, 2002 between the Undersigned and Schuler (the "Equipment Lease"); (ii) the Property Lease dated May 24, 2002 between the Undersigned and Schuler (the "Property Lease") or the Asset Purchase Agreement; (c) early termination of the Property Lease pursuant to the terms contained in such agreement; (d) a change of control defined as one of the following (i) the transfer or sale of fifty percent (50%) or more of the outstanding securities of the Undersigned, or (ii) the sale of all or substantially all of the assets of the Undersigned; (e) the failure of the Undersigned to maintain insurance on the Mill or to otherwise comply with all covenants, obligations or provisions of the Asset Purchase Agreement; (f) the failure of the Undersigned to pay any sum when due under this Note; (g) the failure of the Undersigned to maintain the Mill in good working order and condition, excepting normal wear and tear; or (h) the Undersigned shall file a voluntary petition in bankruptcy or seeking reorganization or to effect a plan or other arrangement with creditors, or shall file an answer admitting the jurisdiction of the court and the

                                      B - 1
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material allegations of an involuntary petition filed pursuant to any act of
Congress relating to bankruptcy or reorganization, or such involuntary petition is filed and remains undismissed or unstayed for sixty (60) days, or the Undersigned shall be adjudicated a bankrupt or shall make a general assignment for the benefit of creditors, or shall apply for or consent to the appointment of any receiver or trustee for all or a substantial part of the Undersigned's property or income or any such receiver or trustee shall be appointed and shall not be discharged within sixty (60) days after the date of such appointment. Whenever there is a default under this Note, the Holder may, at its option, (i) declare the unpaid balance of the principal, together, with all unpaid and accrued late charges thereof (which, when added to all payments previously made on the Note shall not be less than $180,000), to be immediately due and payable, and (ii) exercise any or all rights and remedies available to it hereunder or under applicable law.

     If this Note is placed in the hands of an attorney for collection after maturity (whether by acceleration, declaration, extension or otherwise), the Undersigned shall pay on demand all costs and expenses of collection including reasonable attorneys' fees. This Note and all obligations for payment thereunder shall be secured by such security agreements and guaranties as are listed on EXHIBIT A attached hereto.

     Each right, power and remedy of the Holder hereunder or under applicable law shall be cumulative and concurrent, and the exercise of any one or more of them shall not preclude the simultaneous or later exercise by the Holder of any or all such other rights, powers or remedies. No failure or delay by the Holder to insist upon the strict performance of any one or more provisions of this Note or to exercise any right, power or remedy consequent upon a default hereunder shall constitute a waiver thereof, or preclude the Holder from exercising any such right, power or remedy. By accepting full or partial payment after the due date of any amount of principal of or interest on this Note, the Holder shall not be deemed to have waived the right either to require payment when due and payable of all other amounts of principal of or interest on this Note or to exercise any rights and remedies available to it in order to collect all such other amounts due and payable under this Note. No modification, change, waiver or amendment of this Note shall be deemed to be made by the Holder unless in writing signed by the Holder, and each such waiver, if any, shall apply only with respect to the specific instance involved. This Note shall be governed by the laws of the State of Ohio.

     THE UNDERSIGNED AND EACH OTHER OBLIGOR AGREES THAT ALL CLAIMS, DEFENSES, COUNTERCLAIMS, AND SUITS OF ANY KIND ARISING FROM OR RELATING TO THIS NOTE MAY BE BROUGHT IN THE STATE OF OHIO, AND AGREES TO THE NON-EXCLUSIVE JURISDICTION OF THE OHIO COURTS (INCLUDING THE UNITED STATES DISTRICT COURTS LOCATED IN OHIO) IN ALL SUCH MATTERS. THE UNDERSIGNED AND EACH OTHER OBLIGOR WAIVES ALL OBJECTIONS TO VENUE.

     IF THIS NOTE IS NOT PAID AT MATURITY (WHETHER BY ACCELERATION, DECLARATION, EXTENSION OR OTHERWISE), EACH OBLIGOR WHO SIGNS THIS NOTE AND/OR ANY GUARANTY OF PAYMENT OF THIS NOTE, HEREBY AUTHORIZES AND EMPOWERS ANY ATTORNEY OF ANY COURT OF RECORD WITHIN THE UNITED STATES TO APPEAR FOR EACH SUCH OBLIGOR OR ANY ONE OR MORE OF THEM IN ANY COURT IN ONE OR MORE PROCEEDINGS OR BEFORE ANY CLERK THEREOF, AND CONFESS JUDGMENT AGAINST EACH SUCH OBLIGOR, WITHOUT PRIOR NOTICE, OR OPPORTUNITY TO PRIOR HEARING, IN FAVOR OF THE HOLDER FOR THE THEN UNPAID BALANCE OF THE PRINCIPAL SUM, WITH INTEREST ACCRUED THEREON AND THE COST OF SUIT, HEREBY WAIVING AND RELEASING TO THE EXTENT PERMITTED BY LAW ALL ERRORS AND DEFENSES AND ALL RIGHTS OF EXEMPTION, APPEAL, STAY OF EXECUTION, INQUISITION AND EXTENSION UPON ANY LEVY ON REAL ESTATE OR PERSONAL PROPERTY TO WHICH EACH SUCH OBLIGOR MAY OTHERWISE BE ENTITLED UNDER THE LAWS OF THE UNITED

                                      B - 2
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STATES OR OF ANY STATE OR POSSESSION OF THE UNITED STATES NOW IN FORCE OR WHICH
MAY HEREAFTER BE ENACTED. THE ATTORNEY AUTHORIZED HEREBY TO APPEAR FOR EACH OBLIGOR MAY BE AN ATTORNEY REPRESENTING HOLDER AND EACH OBLIGOR HEREBY EXPRESSLY WAIVES ANY CONFLICT OF INTEREST THAT MAY EXIST BY VIRTUE OF SUCH REPRESENTATION. NO SINGLE EXERCISE OF THE FOREGOING POWER TO CONFESS JUDGMENT SHALL BE DEEMED TO EXHAUST THE POWER, WHETHER OR NOT ANY SUCH EXERCISE SHALL BE HELD BY ANY COURT TO BE INVALID, VOIDABLE OR VOID, BUT THE POWER SHALL CONTINUE UNDIMINISHED, AND IT MAY BE EXERCISED FROM TIME TO TIME AS OFTEN AS THE HOLDER OF THIS NOTE SHALL ELECT, UNTIL SUCH TIME AS THE HOLDER OF THIS NOTE SHALL HAVE RECEIVED PAYMENT IN FULL OF ALL INDEBTEDNESS OF THE UNDERSIGNED TO THE HOLDER OF THIS NOTE.

     THE UNDERSIGNED AND EACH OTHER OBLIGOR WAIVES ALL RIGHT TO TRIAL BY JURY OF ALL CLAIMS, DEFENSES, COUNTERCLAIMS AND SUITS OF ANY KIND ARISING FROM OR RELATING TO THIS NOTE. THE UNDERSIGNED ACKNOWLEDGES THAT THIS IS A WAIVER OF A LEGAL RIGHT AND THAT IT MAKES THIS WAIVER VOLUNTARILY AND KNOWINGLY. THE UNDERSIGNED AGREES THAT ALL SUCH CLAIMS, DEFENSES, COUNTERCLAIMS AND SUITS SHALL BE TRIED BEFORE A JUDGE OF A COURT OF COMPETENT JURISDICTION, WITHOUT A JURY.

     IN WITNESS WHEREOF, and intending to be legally bound, the Undersigned has caused this Note to be executed and delivered in the State of Ohio by its duly authorized officer this 24th day of May, 2002.

                                         QUALITY PRODUCTS, INC.


                                         -------------------------------

                                         By:  Bruce Weaver
                                         Its: President

                                    EXHIBIT A

                       SECURITY AGREEMENTS AND GUARANTIES

Security Agreement of Quality Products, Inc., dated May 24, 2002

                                    EXHIBIT C

                               SECURITY AGREEMENT

                                    EQUIPMENT
                               SECURITY AGREEMENT

     This Security Agreement (this "Agreement") is executed as of the 24th day of May, 2002.

     1. GRANT OF SECURITY INTERESTS. Quality Products, Inc., a Delaware corporation with its principal place of business and chief executive office located at 560 W. Nationwide Boulevard, Columbus, Ohio 43215 (hereinafter called, the "Company"), for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby grants, pledges and assigns to Schuler Incorporated, an Ohio corporation (hereinafter called "Schuler"), a security interest in the following property: all of the Company's present and future interest in the Cincinnati Floor Mill, 3 axis CNC X = 40', Y = 10', Z = 5', 7" spindle with 20" quill (36" quill travel), Serial Number 4304-451549-75-001, including additions and accessions thereto (the "Mill"), (the Mill whether under this Agreement, any security agreement, under any of the other collateral documents or under any of the other documents executed in connection herewith is herein termed the "Collateral"), whether the Company's interest therein be as owner, co-owner, lessee, consignee, secured party or otherwise, and whether the same be now owned or existing or hereafter arising or acquired, and wherever located.

     The security interest hereby granted is to secure the prompt and full payment and complete performance of all Obligations of Company to Schuler. The word "Obligations" means all present and future indebtedness, debts and liabilities (including principal, interest, late charges, collection costs, attorneys' fees and the like) of Company to Schuler, whether now existing or hereafter arising, either created by Company alone or together with another or others, primary of secondary, secured or unsecured, absolute or contingent, liquidated or unliquidated, direct or indirect, whether evidenced by note, draft, application for letter of credit or otherwise, and any and all renewals of or substitutes therefor, arising from or concerning the asset purchase agreement between Company and Schuler, dated May 24, 2002 (the "Purchase Agreement") or promissory note dated May 24, 2002 (the "Note").

     This Agreement and the continuing security interest granted hereby, without limitation, shall extend to all present and future Obligations, whether or not such Obligations are reduced or entirely extinguished and thereafter increased or reincurred, whether or not such Obligations are related to the indebtedness identified above and whether or not such Obligations are specifically contemplated by Company and Schuler as of the date hereof. The absence of any reference to this Agreement in any documents, instruments or agreements evidencing or relating to any Obligation secured hereby shall not limit or be construed to limit the scope or applicability of this Agreement.

     2. GENERAL COVENANTS. The Company represents, warrants and covenants as follows:

          (a)  Except for the security interests granted hereby or disclosed in
SCHEDULE 2(a) attached hereto (the "Permitted Liens"), (i) the Company is, shall be, the sole and exclusive owner of the collateral, and the Collateral is and shall remain free from any and all liens, security interests, encumbrances, claims and interests; and (ii) no security agreement, financing statement, equivalent security or lien instrument or continuation statement covering the Collateral is on file or of record in any public office.

          (b) Except for the Permitted Liens and the security interests granted hereby, the Company shall not create, permit or suffer to exist, and shall take such action as is necessary to remove, any claim to or interest in or lien or encumbrance upon the Collateral, and shall defend the right, title and interest of Schuler in and to the Collateral against all claims and demands of all persons and entities at any time claiming the same or any interest therein.

          (c) The Company's principal place of business and chief executive office is located at the address set forth at the beginning of this Agreement; the Company has no other place of business, except as shown in SCHEDULE 2(c) attached hereto; and, unless Schuler consents in writing to a change in the location of the Collateral prior to such a change in location, the Collateral shall be kept at 2222 S. Third Street, Columbus, Ohio 43207.

          (d) At least thirty (30) days prior to the occurrence of any of the following events, the Company shall deliver to Schuler written notice of such impending events: (i) a change in the Company's principal place of business or chief executive office; (ii) the opening or closing of any place of business;
(iii) a change in the Buyer's name, identity or corporate structure, or (iv) a change in the Company's state of incorporation.

          (e) Subject to any limitation stated therein or in connection therewith, all information furnished by the Company concerning the Collateral or otherwise in connection with the Obligations, is or shall be at the time the same is furnished, accurate, correct and complete in all material respects.

          (f) The Collateral is and shall be used primarily for business purposes.

     3. INSURANCE. The Company shall have and maintain insurance at all times with respect to all Collateral (i) insuring against risks of fire (including so-called extended coverage), explosion, theft, sprinkler leakage and such other casualties as Schuler may designate, and (ii) insuring against liability for personal injury and property damage relating to the Collateral, containing such terms, in such form, for such periods and written by such companies as may be satisfactory to Schuler, such insurance to be payable to Schuler and the Company as their interests may appear. All policies of insurance shall provide for twenty (20) days' written minimum cancellation notice to Schuler and, at request of Schuler, shall be delivered to and held by Schuler. Schuler may act as attorney for the Company in obtaining, adjusting, settling and cancelling such insurance and indorsing any drafts. In the event of failure to provide insurance as herein provided, Schuler may, at its option, provide such insurance and the Company shall pay to Schuler, upon demand, the cost thereof. Should the Company fail to pay said sum to Schuler upon demand, interest shall accrue thereon, from the date of demand until paid in full, at the highest rate set forth in any document or instrument evidencing any of the Obligations.

     4. INSPECTION. The Company shall, at all reasonable times and from time to time, allow Schuler, by or through any of its agents to examine and inspect such Collateral wherever located.

     5. FURTHER ASSURANCES. The Company shall perform, do, make, execute and deliver all such additional and further acts, things, deeds, assurances and instruments as Schuler may require to more completely vest in and assure to Schuler its rights hereunder and in or to the Collateral.

     7.   PRESERVATION AND DISPOSITION OF COLLATERAL.

          (a) The Company shall advise Schuler promptly, in writing and in reasonable detail, (i) of any material encumbrance upon or claim asserted against any of the Collateral; (ii) of any material change in the composition of the Collateral; and (iii) of the occurrence of any other event that would have a material effect upon the aggregate value of the Collateral or upon the security interest of Schuler.

          (b) The Company shall not sell or otherwise dispose of the Collateral; provided, however, that until default, the Company may use the Collateral in any lawful manner not inconsistent with this Agreement or with the terms or conditions of any policy of insurance thereon.

          (c) The Company shall keep the Collateral in good condition and shall not misuse, abuse, secrete, waste or destroy any of the same.

          (d) The Company shall not use the Collateral in violation of any statute, ordinance, regulation, rule, decree or order.

          (e) The Company shall pay promptly when due all taxes, assessments, charges or levies upon the Collateral or in respect to the income or profits therefrom, except that no such charge need be paid if (i) the validity thereof is being contested in good faith by appropriate proceedings; (ii) such proceedings do not involve any danger of sale, forfeiture or loss of any Collateral or any interest therein; and (iii) such charge is adequately reserved against in accordance with generally accepted accounting principles.

          (f) At its option, Schuler may discharge taxes, liens, security interests or other encumbrances at any time levied or placed on the Collateral and may pay for the maintenance and preservation of the Collateral. The Company agrees to reimburse Schuler upon demand for any payment made or any expense incurred (including reasonable attorneys' fees to the extent permitted by law) by Schuler pursuant to the foregoing authorization. Should the Company fail to pay said sum to Schuler upon demand, interest shall accrue thereon, from the date of demand until paid in full, at the highest rate set forth in any document or instrument evidencing any of the Obligations.

          (g) Upon Schuler's request at any time or times, the Company shall assign and deliver to Schuler and Collateral and shall furnish to Schuler additional collateral of value and character satisfactory to Schuler as security for the Obligations.

     7. EXTENSIONS AND COMPROMISES. With respect to any Collateral held by Schuler as security for the Obligations, the Company assents to all extensions or postponements of the time of payment thereof or any other indulgence in connection therewith, to each substitution, exchange or release of Collateral, to the addition or release of any party primarily or secondarily liable, to the acceptance of partial payments thereon and to the settlement, compromise or adjustment thereof, all in such manner and at such time or times as Schuler may deem advisable. Schuler shall have no duty as to the collection or protection of Collateral or any income therefrom, nor as to the preservation of rights against prior parties, nor as to the preservation of any right pertaining thereto, beyond the safe custody of Collateral in the possession of Schuler.

     8. FINANCING STATEMENTS. The Company hereby authorizes Schuler to file financing statements describing the Collateral, and any necessary future amendments thereto, in any and all public offices in which the Schuler deems such filing to be necessary or desirable. In addition, at the request of Schuler, the Company shall join with Schuler in executing one or more financing statements in a form satisfactory to Schuler and shall share equally with Schuler in the cost of filing the same in all public offices wherever filing is deemed by Schuler to be necessary or desirable. A carbon, photographic or other reproduction of this Agreement or of a financing statement shall be sufficient as a financing statement.

     9. SCHULER'S APPOINTMENT AS ATTORNEY-IN-FACT. The Company hereby irrevocably constitutes and appoints Schuler and any agent thereof, with full power of substitution, as the Company's true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Company and in the name of the Company or in Schuler's own name, from time to time in Schuler's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby grants to Schuler the power and right, on behalf of the Company, without notice to or assent by the Company:

          (a) To execute, file and record all such financing statements and other certificates of registration and operation and similar documents and instruments, as Schuler may deem necessary or desirable to protect, perfect and validate Schuler's security interest.

          (b) Upon the occurrence and continuance of any event of default under paragraph 10 hereof, (i) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral;
(ii) to defend any suit, action or proceeding brought against the Company with respect to any Collateral; (iii) to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as Schuler may deem appropriate; and (iv) generally, to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Schuler were the absolute owner thereof for all purposes, and to do, at Schuler's option and the Company's expense, at any time or from time to time, all acts and things which Schuler deems necessary to protect, preserve or realize upon the Collateral and Schuler's security interest therein, in order to effect the intent of the Agreement, all as fully and effectively as the Company might do.

          The Company hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

          The powers conferred upon Schuler hereunder are solely to protect its interests in the Collateral and shall not impose any duty upon Schuler to exercise any such powers. Schuler shall be accountable only for amounts that Schuler actually receives as a result of the exercise of such powers and neither Schuler nor any of its agents shall be responsible to the Company for any act or failure to act, except for Schuler's own gross negligence or willful misconduct.

     10. DEFAULT. If any event of default in the payment of any of the Obligations or in the performance of any of the terms, conditions, or provisions of any instrument or document evidencing the Obligations secured by this Agreement or in the performance of any covenant contained herein shall occur and be continuing; or if any warranty, representation or statement made or furnished to Schuler by the Company proves to have been false in any material respect when made or furnished; or if Schuler shall for any reason deem itself insecure as to the prospect of payment of any of the Obligations:

          (a) Schuler may, at its option and without notice, declare the unpaid balance of any or all of the Obligations immediately due and payable and this Agreement and any or all of the Obligations in default.

          (b) All payments received by the Company under or in connection with any of the Collateral shall be held by the Company in trust for Schuler, shall be segregated from other funds of the Company and shall forthwith upon receipt by the Company be turned over to Schuler in the same form as received by the Company (duly indorsed by the Company to Schuler, if required). Any and all such payments so received by Schuler (whether from the Company or otherwise) may, in the sole discretion of Schuler, be held by Schuler as collateral security for, and/or then or at any time thereafter be applied in whole or in part by Schuler against, all or any part of the Obligations in such order as Schuler may elect. Any balance of such payments held by Schuler and remaining after payment in full of all the Obligations shall be paid over to the Company or to whomsoever may be lawfully entitled to receive the same.

          (c) Schuler shall have the rights and remedies of a secured party under this Agreement, under any other instrument or agreement securing, evidencing or relating to the Obligations and under the laws of the State of Ohio. Without limiting the generality of the foregoing, Schuler shall have the right to take possession of the Collateral and all books and records relating to the Collateral and for that purpose Schuler or its agents may enter upon any premises on which the Collateral or books and records relating to the Collateral or any part thereof may be situated and remove the same therefrom. The Company expressly agrees that Schuler, without demand of performance or other demand, advertisement or notice of any kind (except the notices specified below of time and place of public sale or disposition or time after which a private sale or disposition is to occur) to or upon the Company or any other person or entity (all and each of which demands, advertisements and/or notices are hereby expressly waived), may forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase or sell or otherwise dispose of and deliver the Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any of Schuler's offices or elsewhere at such prices as Schuler may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Schuler shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Company. The Company further agrees, at Schuler's request, to assemble the Collateral and to make it available to Schuler at such places as Schuler may reasonably select, whether at the Company's premises or elsewhere. The Company further agrees to allow Schuler to use or occupy the Company's premises, without charge, for the purpose of effecting Schuler's remedies in respect of the Collateral. Schuler shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any or all of the Collateral or in any way relating to the rights of Schuler hereunder, including reasonable attorneys' fees to the extent permitted by law and reasonable legal expenses, to the payment in whole or in part of the Obligations, in such order as Schuler may elect, and only after so paying over such net proceeds and after the payment by Schuler of any other amount required by any provision of law, shall Schuler account for the surplus, if any, to the Company. To the extent permitted by applicable law, the Company waives all claims, damages and demands against Schuler arising out of the repossession, retention, sale or disposition of the Collateral. The Company agrees that Schuler need not give more than ten (10) days' notice (which notification shall be deemed given when mailed, postage prepaid, addressed to the Company at the Company's address set forth at the beginning of this Agreement or when telecopied or telegraphed to that address or when telephoned or otherwise communicated orally to the Company or any agent of the Company at that address) of the time and place of any public sale or of the time after which a private sale may take place and that such notice is reasonable notification of such matters. The Company shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all amounts to which Schuler is entitled. The Company shall also be liable for the costs of collecting any of the Obligations or otherwise enforcing the terms thereof or of this Agreement including reasonable attorneys' fees to the extent permitted by law.

     11. GENERAL. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Schuler shall not be deemed to have waived any of its rights hereunder or under any other agreement, instrument or paper signed by the Company unless such waiver be in writing and signed by Schuler. No delay or omission on the part of Schuler in exercising any right shall operate as a waiver of such right or any other right. All of Schuler's rights and remedies, whether evidenced hereby or by any other agreement, instrument or paper, shall be cumulative and may be exercised singularly or concurrently. Any written demand upon or written notice to the Company shall be effective when deposited in the mail addressed to the Company at the address shown at the beginning of this Agreement. This Agreement and all rights and obligations hereunder, including matters of construction, validity and performance, shall be governed by the laws of the State of Ohio. The provisions hereof shall, as the case may require, bind or inure to the benefit of, the respective heirs, successors, legal representatives and assigns of the Company and Schuler.

          IN WITNESS WHEREOF, the Company has signed this Agreement as of the date set forth above.

                                         QUALITY PRODUCTS, INC.


                                         --------------------------------

                                         By:  Bruce Weaver

                                         Its: President

                                  SCHEDULE 2(a)

                                 PERMITTED LIENS

                                      None

                                  SCHEDULE 2(c)

                    SCHEDULE OF ADDITIONAL PLACES OF BUSINESS

                                      None

                                      C - 9